Exhibit 99.1

Blue Apron Holdings, Inc. Reports First Quarter 2023 Results

Company Reduces Cash Burn by 64% Year-over-Year; Actively Pursuing Financing and/or Other Cash-Generating Opportunities to Meet Its Near-Term Obligations

New York, NY – May 4, 2023 – Blue Apron (NYSE: APRN) today announced financial results for the first quarter (1Q23) ended March 31, 2023.

First Quarter 2023 Highlights
•Net revenue of $113.1 million in 1Q23, a 5.9% sequential increase and a 4.0% year-over-year decline, impacted by growth in customers and increased order volume in the quarter
•Continued strength in customer engagement metrics
◦Average Order Value rose 11.6% year-over-year and declined 3.9% sequentially to $70.27, due to the price increase introduced in the second quarter of 2022 (2Q22) and increased promotional spend in 1Q23, respectively
◦Average Revenue per Customer increased 7.9% year-over-year and declined 3.4% sequentially to $346, primarily due to the price increase initiated in 2Q22
•Cash and cash equivalents were $31.6 million as of March 31, 2023
•Net loss of $17.0 million in 1Q23, a decrease of $21.7 million compared to a net loss of $38.7 million in the first quarter of 2022 (1Q22)
•Adjusted EBITDA loss of $8.7 million in 1Q23, a $22.7 million year-over-year improvement over an Adjusted EBITDA loss of $31.4 million in 1Q22, reflecting continued improvement towards the company's profitability goal
•Disciplined cash management drove improvements in net cash used in operating activities of 67% year-over-year and 59% sequentially, and free cash flow improvements of 64% year-over-year and 57% sequentially
•The company is actively pursuing one or more financing opportunities and/or other strategic transactions, including significant commercial partnerships, which need to close prior to the middle of June 2023 in order to meet its near-term obligations; the company does not have a definitive agreement for any such transactions at this time

Linda Findley, Blue Apron's President and Chief Executive Officer, commented, "During the first quarter of 2023, we saw success in our efforts to continue driving efficiencies across the business. In marketing, we delivered a 50% reduction in cost per acquisition and improved conversion on reduced levels of marketing spend. Together, these efforts have helped strengthen our key customer engagement metrics in the quarter. Average Order Value remained above $70 while per-customer metrics, including Average Revenue per Customer, grew substantially year-over-year. Operationally, we continue to identify areas to bring greater efficiencies into the business to better optimize our cost basis as we drive towards profitability and scale.

“We recognize that while we continue to make improvements to our fundamentals, we need to bring more liquidity into the business in the near-term and we are actively pursuing all options available to us, including one or more financing opportunities, and/or other strategic transactions, including significant commercial partnerships. In parallel, we continue to take a disciplined approach to cash management, reducing free cash flow by 64% year-over-year and 57% sequentially, and remain focused on managing our cash position across the organization.”
Key Customer Metrics
Key customer metrics in the table below reflect the company’s product initiatives and targeted marketing investments and reductions, the seasonality of the company’s business, and other operating trends.

	Three Months Ended
	March 31,	December 31	March 31,
	2023	2022	2022
Orders (in thousands)	1,608	1,460	1,869
Customers (in thousands)	326	298	367
Average Order Value	$70.27	$73.15	$62.99
Orders per Customer	4.9	4.9	5.1
Average Revenue per Customer	$346	$358	$321

For a description of how Blue Apron defines and uses these key customer metrics, please see “Use of Key Customer Metrics” below.

First Quarter 2023 Financial Results
•Net revenue decreased approximately 4% year-over-year to $113.1 million, driven by a decline in Customers and Orders as a result of the deliberate reduction in marketing expenses starting at the end of the fourth quarter of 2022 (4Q22), partially offset by an increase in Average Order Value, which reflects the pricing increases introduced in the first half of 2022, as well as ongoing product innovation and variety. Net revenue increased 6% sequentially, mainly driven by typical seasonal trends in the business reflecting increased Orders and Customers.
•Cost of goods sold, excluding depreciation and amortization (COGS), as a percentage of net revenue, improved 330 basis points year-over-year from 67.5% to 64.2% driven by operational efficiencies across labor, food, shipping and packaging costs, as well as due to improved Average Order Value. COGS as a percentage of net revenue improved 90 basis points sequentially, mainly due to operational efficiencies, partially offset by typical seasonal trends in the business with increased promotional discounts in 1Q23.
•Marketing expenses were $14.7 million, or 13% of net revenue, a 47% decrease from 1Q22 and a 14% decrease sequentially as a result of the company's deliberate expense management initiatives announced in 4Q22.
•Product, technology, general and administrative (PTG&A) expenses decreased 19% year-over-year to $35.7 million in 1Q23, as compared to $44.0 million in 1Q22. The decrease year-over-year was primarily driven by the retirement of $3.0 million of carbon offsets during 1Q22, versus $0.2 million of carbon offsets retired during 1Q23. The retirement of carbon offsets is part of the company's strategic efforts to further deliver on its goal of net zero. The decrease in PTG&A was also due to lower personnel costs and corporate overhead and administrative expenses related to the company’s expense management initiatives. Sequentially, PTG&A increased 4% quarter-over-quarter from $34.3 million in 4Q22. The sequential increase is due to a significant reduction in accrued bonus expense in 4Q22 to reflect the decision to lower bonus payouts in 1Q23, partially offset by lower corporate overhead and administrative expenses and a reduction in personnel costs due to the company's expense management initiatives and the corporate workforce reduction announced and implemented in December 2022. As a percentage of net revenue, PTG&A decreased 570 basis points year-over-year and 50 basis points sequentially to 31.6% from 37.3% in 1Q22 and 32.1% in 4Q22.
•Loss on extinguishment of debt was $1.9 million, related to the amendment of the company’s note purchase agreement in March 2023.
•Net loss was $17.0 million, and diluted loss per share was $0.26, based on 66.4 million weighted-average shares outstanding. This compares with a net loss of $38.7 million, and diluted loss per share of $1.20, in 1Q22 based on 32.3 million weighted-average shares outstanding.
•Adjusted EBITDA loss was $8.7 million, compared with an adjusted EBITDA loss of $31.4 million in 1Q22.

Liquidity and Capital Resources
•Cash and cash equivalents were $31.6 million as of March 31, 2023.
•Cash used in operating activities totaled $9.5 million in 1Q23, compared with cash used of $28.8 million in the first quarter of the prior year, primarily due to reduced net loss.
•Capital expenditures totaled $1.3 million in 1Q23, materially flat from 1Q22.
•Free cash flow was $(10.8) million in 1Q23, compared with $(30.1) million in 1Q22. The change was driven by decreased operating cash outflow.
•In February 2023, the company launched a $70.0 million at-the-market offering and intends to use the net proceeds from any sales of shares under this at-the-market offering for general corporate purposes, including to fund working capital, operating expenses, and capital expenditures; repay its outstanding senior secured notes; and provide the company with greater flexibility to continue to pursue, evaluate and potentially execute upon other financing opportunities, a potential business combination or other strategic transaction. Substantially all of the $70.0 million remains available.
•On March 15, 2023, the company amended its note purchase agreement requiring, among other things, beginning with execution of the amendment, the accelerated paydown of its then outstanding $30.0 million aggregate principal amount of senior secured notes, originally due in May 2027 to an effective maturity of June 2023, in four equal monthly installments of $7.5 million, including accrued and unpaid interest. The amendment also reduced the minimum liquidity covenant to $10.0 million following the first and second amortization payments paid on the signing date of the amendment and on April 15, 2023, respectively. As of the date of this press release, the company has repaid $15 million, $7.5 million of which was after March 31, 2023. The remaining payments are scheduled to occur on or before May 15, 2023 and June 15, 2023.
•In order to meet its near-term obligations and continue to operate as a going concern, if the remaining obligations owed to the company from affiliates of Joseph N. Sanberg remain unfunded, the company will need sufficient additional financing prior to the middle of June. The company is actively pursuing one or more financing opportunities and/or other strategic transactions, including significant commercial partnerships, although there is no assurance that the company can close any such transaction.

Conference Call and Webcast
Blue Apron will host a conference call and live webcast today at 8:30 a.m. Eastern Time. The earnings conference call can be accessed by dialing 1-877-883-0383. The conference ID is 7204547. Alternatively, participants may access the live webcast on Blue Apron’s Investor Relations website at investors.blueapron.com.

A recording of the webcast will be available on Blue Apron’s Investor Relations website at investors.blueapron.com following the conference call. Additionally, a replay of the conference call can be accessed until Thursday, May 11, 2023 by dialing 1-877-344-7529 or 1-412-317-0088, utilizing the replay access code 9877590.

About Blue Apron
Blue Apron’s vision is Better Living Through Better Food TM. Launched in 2012, Blue Apron offers fresh, chef-designed meals that empower home cooks to embrace their culinary curiosity, challenge their abilities in the kitchen and see what a difference cooking quality food can make in their lives. Blue Apron is focused on bringing incredible recipes to its customers, deepening its commitment to its employees, continuing to reduce food and packaging waste, and addressing its carbon impact. Visit blueapron.com to learn more.

Forward-Looking Statements
This press release includes statements concerning Blue Apron Holdings, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. Blue Apron has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, the sufficiency of the company’s cash resources and its ability to continue to operate as a going concern in the event that prior to the middle of June 2023, (i) the company is unable to obtain sufficient additional funding or raise additional capital including through its February 2023 at-the-market offering or otherwise, (ii) RJB Partners, LLC, and certain other affiliates of Joseph N. Sanberg do not fund their remaining respective obligations under the $56.5 million private placement and $12.7 million gift card transaction, (iii) the company is unable to dispose of some or all of the pledged securities securing the RJB private placement obligation in a private or other sale and receive cash proceeds sufficient to meet its near-term obligations, and (iv) the company is unable to realize the anticipated benefits from identified, or to be identified, expense reductions or incur unforeseen additional cash expenses; the company’s ability to execute one or more financing opportunities and/or other strategic transactions, including significant commercial partnerships, prior to the middle of June 2023, if at all, and its ability to achieve the anticipated benefits of any such transactions for the company’s stockholders; the company’s ability, including the timing and extent, to successfully support the execution of its strategy; the company’s ability to cost-effectively attract new customers and retain existing customers (including on the one hand, its ability to execute its marketing strategy with a reduced marketing budget, or on the other hand, its ability to sustain any increase in demand the company may experience), and its ability to continue to expand its product offerings and distribution channels, the company’s ability to sustain any increase in demand and/or ability to continue to execute operational efficiency practices announced in December 2022, including managing its corporate workforce reduction costs and the impact of its workforce reduction on executing its strategy; the company’s expectations regarding, and the stability of, its supply chain, including potential shortages, interruptions or continued increased costs in the supply or delivery of ingredients, and parcel and freight carrier interruptions or delays and/or higher freight or fuel costs, as a result of inflation or otherwise; the company’s ability to respond to changes in consumer behaviors, tastes and preferences that could lead to changes in demand, including as a result of, among other things, the impact of inflation or other macroeconomic factors, and to some extent, long-term impacts on consumer behavior and spending habits; the company’s ability to attract and retain qualified employees and personnel in sufficient numbers; the company’s ability to effectively compete; the company’s ability to maintain and grow the value of its brand and reputation; any material challenges in employee recruiting and retention, any prolonged closures, or series of temporary closures, of one or both of its fulfillment centers, supply chain or carrier interruptions or delays, and any resulting need to cancel or shift customer orders; the company’s ability to achieve its environmental, social and corporate governance goals on its anticipated timeframe, if at all; the company’s ability to maintain food safety and prevent food-borne illness incidents and its susceptibility to supplier-initiated recalls; the company’s ability to comply with modified or new laws and regulations applying to its business, or the impact that such compliance may have on its business; the company’s vulnerability to adverse weather conditions, natural disasters, wars, and public health crises, including pandemics; the company’s ability to protect the security and integrity of its data and protect against data security risks and breaches; the company’s ability to obtain and maintain intellectual property protection; and other risks more fully described in the company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 16, 2023 and the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 to be filed with the SEC and in other filings that the company may make with the SEC in the future. The company assumes no obligation to update any forward-looking statements contained in this press release, whether as a result of any new information, future events, or otherwise.

Use of Non-GAAP Financial Information
This press release includes non-GAAP financial measures, adjusted EBITDA and free cash flow, that are not prepared in accordance with, nor are an alternative to, financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, these non-GAAP financial measures are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

The company defines adjusted EBITDA as net income (loss) before interest income (expense), net, other operating expense, gain (loss) on extinguishment of debt, other income (expense) net, benefit (provision) for income taxes, depreciation and amortization, and share-based compensation expense. The company presents adjusted EBITDA because it is a key measure used by the company’s management and board of directors to understand and evaluate the company’s operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the company believes that the exclusion of certain items in calculating adjusted EBITDA can produce a useful measure for period-to-period comparisons of the company’s business. The company uses adjusted EBITDA to evaluate its operating performance and trends and make planning decisions. It believes that adjusted EBITDA helps identify underlying trends in its business that could otherwise be masked by the effect of the items that the company excludes. Accordingly, the company believes that adjusted EBITDA provides useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of the company’s past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in its financial and operational decision-making.

There are a number of limitations related to the use of adjusted EBITDA rather than net income (loss), which is the most directly comparable GAAP equivalent. Some of these limitations are:

•adjusted EBITDA excludes share-based compensation expense, as share-based compensation expense has recently been, and will continue to be for the foreseeable future, a significant recurring expense for the company’s business and an important part of its compensation strategy;
•adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future;
•adjusted EBITDA excludes other operating expense, as other operating expense represents restructuring costs;
•adjusted EBITDA excludes gains and losses on extinguishment of debt, as these primarily represent non-cash accounting adjustments;
•adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest, which reduces cash available to the company;
•adjusted EBITDA does not reflect other (income) expense net, as this represents changes in the fair value of the Blue Torch warrant obligation as of each reporting period, which were required to be settled in either cash, which would have harmed our liquidity, or our Class A common shares, which would have resulted in dilution to our stockholders;
•adjusted EBITDA does not reflect income tax payments that reduce cash available to us; and
•other companies, including companies in the company’s industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

The company defines free cash flow as net cash from (used in) operating activities less purchases of property and equipment. The company presents free cash flow because it is used by the company’s management and board of directors as an indicator of the amount of cash the company generates or uses and to evaluate the company’s ability to satisfy current and future obligations and to fund future business opportunities. Accordingly, the company believes that free cash flow provides useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of the company’s ability to satisfy its financial obligations and pursue business opportunities, and allowing for greater transparency with respect to a key financial metric used by its management in its financial and operational decision making.

There are a number of limitations related to the use of free cash flow rather than net cash from (used in) operating activities, which is the most directly comparable GAAP equivalent. Some of these limitations are:
•free cash flow is not a measure of cash available for discretionary expenditures since the company has certain non-discretionary obligations such as debt repayments or capital lease obligations that are not deducted from the measure; and
•other companies, including companies in the company’s industry, may calculate free cash flow differently, which reduces its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA and free cash flow should be considered together with other financial information presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures to the most directly comparable measures calculated in accordance with GAAP is set forth below under the heading “Reconciliation of Non-GAAP Financial Measures.”

Use of Key Customer Metrics
This press release includes various key customer metrics that the company uses to evaluate our business and operations, measure its performance, identify trends affecting its business, project its future performance, and make strategic decisions. You should read these metrics in conjunction with the company’s financial statements. The company defines and determines its key customer metrics as follows:

Orders
The company defines Orders as the number of paid orders by Customers across the company’s meal, wine and market products sold on its e-commerce platforms and, beginning in 2Q22, through third-party sales platforms in any reporting period, inclusive of orders that may have eventually been refunded or credited to customers.

Customers
The company determines its number of Customers by counting the total number of individual customers who have paid for at least one Order from Blue Apron across the company’s meal, wine or market products sold on its e-commerce platforms and, beginning in 2Q22, through third-party sales platforms in a given reporting period.

Average Order Value
The company defines Average Order Value as the company’s net revenue from its meal, wine and market products sold on its e-commerce platforms and, beginning in 2Q22, through third-party sales platforms, in a given reporting period divided by the number of Orders in that period.

Orders per Customer
The company defines Orders per Customer as the number of Orders in a given reporting period divided by the number of Customers in that period.

Average Revenue per Customer
The company defines Average Revenue per Customer as the company’s net revenue from its meal, wine and market products sold on the company’s e-commerce platforms and, beginning in 2Q22, through third-party sales platforms in a given reporting period divided by the number of Customers in that period.

Contact
Muriel Lussier
Blue Apron
muriel.lussier@blueapron.com

BLUE APRON HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$31,553	$33,476
Accounts receivable, net	158	556
Inventories, net	26,327	25,023
Prepaid expenses and other current assets	14,417	17,657
Total current assets	72,455	76,712
Property and equipment, net	54,708	57,186
Operating lease right-of-use assets	30,756	32,340
Other noncurrent assets	1,778	4,904
TOTAL ASSETS	$159,697	$171,142
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$24,562	$18,709
Current portion of related party payables	—	3,000
Accrued expenses and other current liabilities	21,131	27,077
Current portion of long-term debt	21,938	27,512
Operating lease liabilities, current	9,275	8,650
Deferred revenue	19,546	19,083
Total current liabilities	96,452	104,031
Operating lease liabilities, long-term	21,397	23,699
Related party payables	—	2,500
Other noncurrent liabilities	7,337	7,191
TOTAL LIABILITIES	125,186	137,421
TOTAL STOCKHOLDERS’ EQUITY	34,511	33,721
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$159,697	$171,142

BLUE APRON HOLDINGS, INC.
Condensed Consolidated Statement of Operations
(In thousands, except share and per-share data)
(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Net revenue	$113,080	$117,751
Operating expenses:
Cost of goods sold, excluding depreciation and amortization	72,613	79,490
Marketing	14,727	27,914
Product, technology, general, and administrative	35,724	43,954
Depreciation and amortization	4,222	5,533
Total operating expenses	127,286	156,891
Income (loss) from operations	(14,206)	(39,140)
Gain (loss) on extinguishment of debt	(1,850)	—
Interest income (expense), net	(973)	(1,169)
Other income (expense), net	—	1,646
Income (loss) before income taxes	(17,029)	(38,663)
Benefit (provision) for income taxes	(7)	(11)
Net income (loss)	$(17,036)	$(38,674)

Net income (loss) per share – basic	$(0.26)	$(1.20)
Net income (loss) per share – diluted	$(0.26)	$(1.20)
Weighted average shares outstanding – basic	66,435,278	32,288,424
Weighted average shares outstanding – diluted	66,435,278	32,288,424

BLUE APRON HOLDINGS, INC.
Condensed Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(17,036)	$(38,674)
Adjustments to reconcile net income (loss) to net cash from (used in) operating activities:
Depreciation and amortization of property and equipment	4,222	5,533
Loss (gain) on disposal of property and equipment	—	135
Loss (gain) on extinguishment of debt	1,850	—
Change in fair value of warrant obligation	—	(1,646)
Changes in reserves and allowances	(58)	20
Share-based compensation	1,293	2,173
Non-cash interest expense	308	260
Changes in operating assets and liabilities	(98)	3,374
Net cash from (used in) operating activities	(9,519)	(28,825)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,278)	(1,321)
Proceeds from sale of property and equipment	57	55
Net cash from (used in) investing activities	(1,221)	(1,266)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from equity and warrant issuances	16,712	5,000
Repayments of debt	(7,500)	(875)
Payments of debt and equity issuance costs	(363)	(191)
Principal payments on financing lease obligations	(32)	(11)
Net cash from (used in) financing activities	8,817	3,923
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(1,923)	(26,168)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — Beginning of period	34,656	83,597
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — End of period	$32,733	$57,429

BLUE APRON HOLDINGS, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Reconciliation of net income (loss) to adjusted EBITDA
Net income (loss)	$(17,036)	$(21,784)	$(38,674)
Share-based compensation	1,293	689	2,173
Depreciation and amortization	4,222	5,258	5,533
Other operating expense	—	1,530	—
Loss (gain) on extinguishment of debt	1,850	—	—
Interest (income) expense, net	973	840	1,169
Other (income) expense, net	—	—	(1,646)
Provision (benefit) for income taxes	7	(42)	11
Adjusted EBITDA	$(8,691)	$(13,509)	$(31,434)

	Three Months Ended
	March 31,
	2023	2022
Reconciliation of net cash from (used in) operating activities to free cash flow
Net cash from (used in) operating activities	$(9,519)	$(28,825)
Purchases of property and equipment	(1,278)	(1,321)
Free cash flow	$(10,797)	$(30,146)